Exhibit 23.2



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001, relating to the consolidated financial statements of Covance Inc. as of December 31, 2000 and for each of the two years in the period then ended, which appear in Covance's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey

July 30, 2002